Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at December 31, 2015:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		1,478	0.0931	    15,953	30.89
Small-Mid Cap Fund		98	0.0279	    8,535	18.29
Mid Cap Fund	        	11	0.0372 	    288  	10.71
Large Cap Fund			9,117	0.1761	    52,335 	21.44
Select Fund			-	-	    3,531	12.36
Long-Short Fund			-	-	    24,365	23.36
Research Opportunities Fund	-	-	    438		19.70
Financial Long-Short Fund	-	0.0749	    578		18.62
Strategic Income Fund    	1,773   0.5490	    4,211	10.53

Class C Shares
Small Cap Fund	    		-	-	    2,104	27.51
Small-Mid Cap Fund		-	-	    1,932 	17.06
Mid Cap Fund	        	-	0.0146	    7   	10.63
Large Cap Fund			145	0.0352	    4,127	20.49
Select Fund			-	-	    1,268	11.85
Long-Short Fund			-	-	    7,960	21.34
Research Opportunities Fund	-	-	    267		19.06
Financial Long-Short Fund	-	-	    107		17.28
Strategic Income Fund    	1,034	0.4670	    2,250	10.51

Class I Shares
Small Cap Fund	    		5,605	0.2010	    28,206	31.28
Small-Mid Cap Fund		861	0.0615	    27,456      18.46
Mid Cap Fund		        19	0.0600	    311         10.74
Large Cap Fund			19,842	0.2406	    83,659	21.55
Select Fund			-	-	    6,572	12.39
Long-Short Fund			-	-	    142,339     23.77
Research Opportunities Fund	53	0.0398	    1,322	19.81
Financial Long-Short Fund	-	0.1186	    797         18.59
Strategic Income Fund    	9,849	0.5810	    23,573 	10.50

Class Y Shares
Small Cap Fund	    		1,670	0.2376	    7,083	31.29
Small-Mid Cap Fund		1,324	0.0799	    32,633	18.48
Mid Cap Fund			79	0.0704	    1,123	10.75
Large Cap Fund			5,259	0.2261	    19,969      21.56
Select Fund			-	-	    863		12.41
Long-Short Fund			-	-	    12,208	23.83
Research Opportunities Fund	77	0.0999	    772		19.80
Financial Long-Short Fund	-	-	    -		-
Strategic Income Fund    	962	0.5930	    1,716	10.50